                                                                   EXHIBIT 10.11


[*] Confidential Treatment has been requested for certain portions of this exhibit.


                            EDMUND PUBLICATIONS CORP.
                        AUTO-BY-TEL MARKETING CORPORATION


            Amendment to Marketing Agreement dated February 8, 1996



1.      Term of agreement to be extended [*]


2.      Exclusivity:

        a.      New cars: Exclusive for entire term.


        b. Used cars: Exclusivity unless and until terminated at Edmund's election on not less than 90 days' notice, but no such election to be effective prior to [*]. "Exclusivity" means that other than EVRI, ABT will be the exclusive retail used vehicle purchase program. Edmund shall have the right to terminate ABT's used car program, on not less than 90 days' notice, if the number of (non-duplicate) used car request forms is less than
                (i) [*] during the twelve months commencing with the first full calendar month after Edmund begins submitting used car request forms to ABT, (ii) [*] during the second such twelve-month period, or (iii) [*] during any subsequent twelve-month period.


        c.      No exclusivity re financing.

3.      Fees:


        a. [*] for each new car request form for the first [*] per calendar month. [*] for the next [*] per month, [*] for the next [*] per month, [*] for the next [*] per month, and [*] for any forms in excess of [*] per month. A reconciliation shall be made as soon as practicable after each March 31, June 30, September 30 and December 31 based on Edmund being entitled to [*] for each new car request form for the first [*] per twelve months, [*] for the next [*] per twelve months, [*] for the next [*] per twelve months, [*] for the next [*] per twelve months, and [*] for any forms in excess of [*] per twelve months (prorated for the number of months that are the subject of such reconciliation). The first reconciliation shall be for the period June 1 though September 30 [*]. If, as a result of any such reconciliation, ABT paid Edmund too much for the applicable period, ABT shall offset such excess against the next payment due to Edmund.

        b. [*] for each used car request form, plus [*] for each form in excess of [*] per calendar month, while exclusivity is in effect. Thereafter, [*] for each used car request form plus [*] for each form in excess of [*] per calendar month. Similar reconciliation as for the new car request forms.

        c. [*] of net origination fees paid to ABT from [*] and/or other providers of purchase and/or lease financing with respect to purchase requests received through Edmund.

4. Upon execution hereof, ABT to pay Edmund [*] as a deposit against future payments (to be offset by ABT in 10 installments of [*] beginning with the payment due by ABT in August 1997 in respect of July 1997, or to be paid in full if the agreement is terminated). Edmund agrees to waive any right of offset or any other defenses to its unconditional obligation to pay such amount back to ABT on such terms.

[*] Confidential treatment requested.



5. Effective date of this amendment: June 1, irrespective of when the long-form agreement is executed. All fees reflected in this amendment to be paid in respect of requests forms submitted on or after [*].


6. All Information from consumers is jointly owned by ABT and Edmund, and both parties have unrestricted rights to use and/or sell such information.

7. "Duplicate forms" issue: Edmund will be paid based on ABT's method of acceptance/rejection of forms.

8.      Location of forms:

        a. New cars: to remain on Edmund site and Edmund will coordinate with ABT to ensure that consumers have a seamless transfer to ABT for financing.

        b. Used cars: will reside on ABT server; however, there will be appropriately-placed links back to Edmund.

9.      Transmissions of data:

        c.      New cars: no changes from current arrangement.

        d. Used cars and financing: ABT to e-mail to Edmund all information submitted by consumers while on the ABT server (other than financial information), and the consumer's search criteria.

        e. At end of each month, ABT to send Edmund the aggregate number of financings consummated by Edmund's consumers.

10. ABT and Edmunds will cooperate with one another on the issuance and timing of a press release.



Agreed to and accepted this 6th day of [*]:



AUTO-BY-TEL MARKETING CORPORATION         EDMUND PUBLICATIONS CORP.


BY: /s/ MARK LORIMER                      By: /s/  PETER STEINLAUF
   ----------------------------------        ----------------------------------
        Mark Lorimer                               Peter Steinlauf, President
        Executive Vice President and
        Chief Operating Officer











                                       2